Exhibit 10.11

Rouse Properties, Inc.
2012 Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is made effective as of [•] (the “Date of Grant”), between Rouse Properties, Inc., a Delaware corporation (the “Company”) and [•] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Rouse Properties, Inc. 2012 Equity Incentive Plan (the “Plan”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                       Restricted Stock Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant [•] Shares (the “Restricted Shares”) as of the Date of Grant, which shall vest and become nonforfeitable in accordance with Section 3 hereof.

2.                                       Issuance of Shares.  The Company shall cause the Restricted Shares to be issued in the name of the Participant on the books and records of the Company promptly following execution of this Agreement by the Participant.  The Participant acknowledges that the Restricted Shares are uncertificated and shall be credited to an escrow account until the lapse of the Restriction Period.  Upon the request of the Company, the Participant agrees to execute and deliver to the Company a stock power in a form satisfactory to the Company, duly endorsed in blank, relating to the Restricted Shares.

3.                                       Vesting of Restricted Stock.

(a)                                  Vesting Schedule.  Subject to the Participant’s continued Service through the applicable vesting date and the terms of the Plan, one-fourth (1/4) of the Restricted Shares shall vest on the Date of Grant, with the remaining three fourths (3/4) to vest quarterly in three equal installments, beginning three months following the Date of Grant (each, a “Vesting Date”).

(b)                                 Termination of Service.  If the Participant’s Service is terminated for any reason, the Restricted Shares, to the extent then unvested, shall be forfeited by the Participant without any consideration.

4.                                       Rights as a Stockholder.  The Participant shall have none of the rights of a Stockholder of the Company during the Restriction Period, provided, that, the Participant shall have the right to vote and receive dividends on the Restricted Shares (the “Dividends”).  The Dividends, if any, shall be paid to the Participant at the same time that such dividends are paid to other shareholders of the Company.

5.                                       Section 83(b) Election.  In the event the Participant determines to make an election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder (“Section 83(b) Election”), the Participant shall provide a copy of such form to the Company no later than thirty (30) days after the Date of Grant.  The form for making a Section 83(b) Election is attached hereto as Exhibit A.  The Participant is advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for and the Participant shall be responsible for any consequence of the Participant making a Section 83(b) Election or failing to make a Section 83(b) Election.

6.                                       No Right to Continued Service.  The granting of the Restricted Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

7.                                       Securities Laws/Legend on Certificates.  The issuance and delivery of the Restricted Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requests.  The Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and, if any Shares are represented by certificates, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.                                       Transferability.  Unless otherwise provided by the Committee, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

9.                                       Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, its vesting or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

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10.                                 Notices.  Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

11.                                 Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

12.                                 Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

13.                                 Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

14.                                 Choice of Law.  This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

15.                                 Restricted Stock Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Restricted Stock is subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.                                 No Guarantees Regarding Tax Treatment.  The Participant shall be responsible for all taxes with respect to the Restricted Stock.  The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Stock.

17.                                 Amendment.  The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.

18.                                 Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.                                 Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have entered into this Award Agreement.

ROUSE PROPERTIES, INC.

Name:
Title:

Acknowledged as of the date first written above:

PARTICIPANT

Restricted Stock Award Agreement — [•]

EXHIBIT A

Notice of Election

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Social Security Number:

(2)	The property with respect to which the election is being made is shares of the common stock, par value $0.01 per share, of Rouse Properties, Inc.

(3)	The transferor of the property is Rouse Properties, Inc.

(4)	The property was transferred on (the “Date of Grant”).

(5)	The taxable year in which the election is being made is the calendar year .

(6)

One forth (1/4) of the property will vest on the Date of Grant, with the remaining three fourths (3/4) to vest quarterly in three equal installments beginning three months following the Date of Grant, subject to the taxpayer’s continued service to Rouse Properties, Inc. or its affiliates.

(7)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(8)	The amount paid for such property is $ per share.

(9)	A copy of this statement was furnished to Rouse Properties, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(10)	This statement is executed on .

Signature:

Taxpayer’s name

This election must be filed with the Internal Revenue Service Center with which taxpayer files his Federal income tax returns and must be made within 30 days after the Date of Grant.  This filing should be made by registered or certified mail, return receipt requested.  The taxpayer shall also provide a copy of such form to Rouse Properties, Inc. promptly following its filing.  The taxpayer should retain two additional copies of the completed form for filing with Federal and state tax returns for the taxpayer’s current tax year and one additional copy for the taxpayer’s records.